Exhibit 99.1

Lument Finance Trust, Inc. Announces Closing of $386 Million Financing

New York, NY, July 12, 2023/PRNewswire – Lument Finance Trust, Inc. (NYSE: LFT) (“LFT”) today announced the closing of a $386 million commercial real estate financing (the “LMF 2023-1 Financing”). The LMF 2023-1 Financing is LFT’s fourth commercial real estate portfolio financing transaction since LFT’s inception.

In connection with the LMF 2023-1 Financing, approximately $270 million of investment grade-rated loans were placed with a private lender and approximately $47 million of investment grade-rated notes (collectively, the “Senior Debt”) were issued and sold to an affiliate of LFT’s external manager, Lument Investment Management. A consolidated subsidiary of LFT retained subordinate interests in the issuing vehicle of approximately $69 million. The Senior Debt has an initial weighted average spread of approximately 314 basis points over one-month SOFR, excluding fees and transaction costs. The Senior Debt matures on the payment date in July 2032, unless it is sooner repaid or redeemed in accordance with its terms.

The initial collateral pool securing the Senior Debt consists of 25 first lien floating rate mortgage loans and participations in first lien floating rate mortgage loans secured by 32 multifamily properties located across the United States. The collateral was acquired by an LFT subsidiary at an aggregate discount to par of approximately 1.5% plus interest accrued on the collateral as of July 12, 2023. The weighted average collateral spread was approximately 365 basis points over one-month SOFR. All the mortgage assets were originated by an affiliate of Lument Investment Management. LMF 2023-1 provides for a 24-month reinvestment period that allows principal proceeds from repayments of the mortgage assets to be reinvested in qualifying replacement mortgage assets, subject to certain conditions.

James Flynn, Chief Executive Officer of LFT, said, “The closing of the LMF 2023-1 Financing represents another positive milestone in the execution of LFT’s business plan. The match-term, non-recourse features, combined with the managed nature of the private transaction, provides for incremental financing which allows us to further grow LFT’s capacity to deploy investment capital into target assets consistent with our existing strategy.”

All classes of the Senior Debt were rated by an NRSRO-designated credit ratings agency. The securities offered and sold in connection with the LMF 2023-1 Financing were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered or sold in the United States absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Lument Finance Trust, Inc.

Lument Finance Trust, Inc. (“LFT”) is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments.  LFT primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets. LFT is externally managed and advised by Lument Investment Management, LLC, a Delaware limited liability company.

Forward Looking Statements

Certain statements included in this press release constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. You can identify forward-looking statements by use of words such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “will,” “seek,” “would,” “could,” or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and should consider carefully the factors described in Part I, Item IA “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, which is available on the SEC’s website at www.sec.gov, and in other current or periodic filings with the SEC, when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control.  Except as required by applicable law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

IR Contact:
James Briggs
Chief Financial Officer
(212) 521-6323 | james.briggs@lument.com